        As filed with the Securities and Exchange Commission on March 29, 2005.

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	77-0554122 (I.R.S. Employer Identification No.)

275 Gibraltar Drive Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)

Alliance Fiber Optic Products, Inc. 2000 Stock Incentive Plan
(Full title of the plan)

PETER C. CHANG
President and Chief Executive Officer
Alliance Fiber Optic Products, Inc.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900
(Name, address and telephone number,
including area code, of agent for service)	Copy to: GABRIELLA A. LOMBARDI, ESQ. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	1,700,000 shares	$1.020	$1,734,000	$204

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq SmallCap Market on March 24, 2005.

_________________

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANTTO
GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 29, 2000 (File No. 333-50998), on February 2, 2001 (File No. 333-54864) and on October 13, 2004 (File No. 333-119710) are hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

        The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

    (1)        Registrant’s Annual Report on Form 10-KSB (File No. 000-31857) for the year ended December 31, 2004;

    (2)        The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed October 27, 2000, as amended November 14, 2000 (File No. 000-31857).

        In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 excluding any portions there of furnished under item 2.02 or 7.01 of Form 8-K prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 29, 2005.

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By /s/ Peter C. Chang
Peter C. Chang
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Chang and Anita K. Ho, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Peter C. Chang	President, Chief Executive Officer	March 29, 2005
Peter C. Chang	(Principal Executive Officer
and Chairman)
/s/ Anita K. Ho	Acting Chief Financial Officer	March 29, 2005
Anita K. Ho	(Principal Financial and Accounting
Officer)
/s/ Richard Black	Director	March 29, 2005
Richard Black

/s/ Gwong-Yih Lee	Director	March 29, 2005
Gwong-Yih Lee

/s/ Ray Sun	Director	March 29, 2005
Ray Sun

/s/ James C. Yeh	Director	March 29, 2005
James C. Yeh

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)